SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D. C. 20549



                           FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   March 16, 1999




                  WISCONSIN ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)



                             1-9057
                    (Commission file number)

           Wisconsin                                 39-1391525
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


231 West Michigan Street, P.O. Box 2049, Milwaukee, Wisconsin      53201
             (address of principal executive offices)            (Zip Code)


                         (414) 221-2345
      (Registrant's telephone number, including area code)





                         NOT APPLICABLE
 -------------------------------------------------------------
 (Former name or former address, if changed since last report)



                                                         FORM 8-K

                  WISCONSIN ENERGY CORPORATION



ITEM 5.  OTHER EVENTS


On March 16, 1999, WEC Capital Trust I, a wholly owned subsidiary of WEC, agreed to sell $200 million liquidation amount of 6.85%

Trust Preferred Securities due March 31, 2039, in a public

underwritten offering lead by Salomon Smith Barney, Merrill Lynch

& Co., Bear, Stearns & Co. Inc. and Robert W. Baird & Co.

Incorporated.  The offering is scheduled to close March 25, 1999.



The Trust will use the proceeds from the sale of the Trust

Preferred Securities to purchase junior subordinated debentures from Wisconsin Energy.  Wisconsin Energy will use the proceeds from the sale of its junior subordinated debentures to the Trust to fund a capital contribution of approximately $105 million to

Wisvest Connecticut, LLC, an indirect wholly owned subsidiary of

Wisconsin Energy, to support its acquisition of certain

generating assets from The United Illuminating Company, and for repayment of short term borrowings.



The Trust Preferred Securities are being offered to the public at

100% of the $25.00 liquidation amount per Preferred Security.

The Trust Preferred Securities are preliminary rated (P)A+ by

Standard & Poor's and (P)a1 by Moody's.



The purpose of this report is to file the opinion of Quarles &

Brady LLP, as to certain tax matters in connection with Trust

Preferred Securities to be sold pursuant to Registration

Statement No. 333-73137.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.  The following exhibits are filed herewith:

     (8)  Opinion regarding tax matters of Quarles & Brady LLP.

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                                                         FORM 8-K





                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              WISCONSIN ENERGY CORPORATION
                                   (Registrant)



                              /s/Calvin H. Baker
                              --------------------------------------
                              Calvin H. Baker, Treasurer and Chief
                              Financial Officer



Date:  March 24, 1999






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                  WISCONSIN ENERGY CORPORATION

                          EXHIBIT INDEX



                   Current Report on Form 8-K
                   Report Dated March 24, 1999



Exhibit
Number

(8)  Opinion re tax matters of Quarles & Brady LLP.